UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

As previously reported in a Form 8-K filed on June 18, 2018, the Board of Directors (the “Board”) of Jaguar Health, Inc. (the “Company”), by resolution contemplated in the Company’s bylaws, increased the size of the Board from six to eight directors. In connection therewith, and to fill one of the two newly created vacancies, on June 18, 2018, the Board approved the appointment of Mr. David MacNaughtan, age 51, to serve as a Class III director of the Company until the 2021 annual meeting of stockholders or until his successor is elected and qualified. Pursuant to its director election rights as the holder of the Company’s Series A Convertible Participating Preferred Stock, $0.0001 par value per share, Sagard Capital Partners, L.P. selected Mr. David MacNaughtan as one of its two director designees in accordance with the terms of the Company’s Certificate of Designation of Series A Convertible Participating Preferred Stock.

Mr. MacNaughtan has served as senior principal of CPPIB Credit Investments Inc., a wholly-owned subsidiary of the Canada Pension Plan Investment Board, since 2010, where he leads the intellectual property investment strategy with a focus on the acquisition and securitization of pharmaceutical royalty streams. Prior to this, he was co-head of the royalty monetization fund at DRI Capital (formerly Drug Royalty Corp.). From 1999 to 2002, he was Vice President of Business Development at Paladin Labs Inc. (“Paladin”), a specialty pharmaceutical company, where he led a team responsible for acquiring and licensing products for the Canadian market. He joined Paladin from Royal Bank Capital Corp., the venture capital subsidiary of RBC, where he was an investment manager. Mr. MacNaughtan began his career in the biopharmaceutical industry at Hemosol Inc. as a process development engineer. David earned a B.Sc. and M.Sc. in Applied Science from Queen’s University in Ontario, and an MBA from the University of Toronto. Mr. MacNaughtan’s extensive experience in specialty finance and the pharmaceutical industry led the Board to conclude that he is qualified to serve as a director of the Company.

On June 20, 2018, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 8.01                   Other Events.

As previously reported in a Form 8-K filed on May 19, 2017, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market notifying the Company that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). As previously reported in a Form 8-K filed on May 18, 2018, the Company did not regain compliance and received a letter from Nasdaq stating that the Company’s securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).  The Company timely requested a hearing before the Panel, which stayed the delisting pending the Panel’s decision.

On June 18, 2018, the Company received a letter from the Nasdaq Office of General Counsel notifying the Company that the minimum stockholders’ equity deficiency had been cured and that the Company was in compliance with all applicable listing standards. Accordingly, the hearing was considered moot and cancelled, and Nasdaq has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market.

Item 9.01                   Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 20, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 20, 2018	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

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